Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

May 12, 2015

Verizon to Acquire AOL

Deal Creates Unique and Scaled Digital Media Platforms for Consumers, Advertisers and Partners

NEW YORK – Taking another significant step in building digital and video platforms to drive future growth, Verizon Communications Inc. (NYSE, Nasdaq: VZ) today announced the signing of an agreement to purchase AOL Inc. (NYSE: AOL) for $50 per share — an estimated total value of approximately $4.4 billion.

Verizon’s acquisition further drives its LTE wireless video and OTT (over-the-top video) strategy. The agreement will also support and connect to Verizon’s IoT (Internet of Things) platforms, creating a growth platform from wireless to IoT for consumers and businesses.

AOL is a leader in the digital content and advertising platforms space, and the combination of Verizon and AOL creates a scaled, mobile-first platform offering directly targeted at what eMarketer estimates is a nearly $600 billion global advertising industry. AOL’s key assets include its subscription business; its premium portfolio of global content brands,

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including The Huffington Post, TechCrunch, Engadget, MAKERS and AOL.com, as well as its millennial-focused OTT, Emmy-nominated original video content; and its programmatic advertising platforms.

Lowell McAdam, Verizon chairman and CEO, said: “Verizon’s vision is to provide customers with a premium digital experience based on a global multiscreen network platform. This acquisition supports our strategy to provide a cross-screen connection for consumers, creators and advertisers to deliver that premium customer experience.”

He added, “AOL has once again become a digital trailblazer, and we are excited at the prospect of charting a new course together in the digitally connected world. At Verizon, we’ve been strategically investing in emerging technology, including Verizon Digital Media Services and OTT, that taps into the market shift to digital content and advertising. AOL’s advertising model aligns with this approach, and the advertising platform provides a key tool for us to develop future revenue streams.”

Tim Armstrong, AOL chairman and CEO, will continue to lead AOL operations after closing.

Armstrong said, “Verizon is a leader in mobile and OTT connected platforms, and the combination of Verizon and AOL creates a unique and scaled mobile and OTT media platform for creators, consumers and advertisers. The visions of Verizon and AOL are shared; the companies have existing successful partnerships, and we are excited to work with the team at Verizon to create the next generation of media through mobile and video.”

The transaction will take the form of a tender offer followed by a merger, with AOL becoming a wholly owned subsidiary of Verizon upon completion.

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The transaction is subject to customary regulatory approvals and closing conditions and is expected to close this summer.

Verizon expects to fund the transaction from cash on hand and commercial paper. The company also continues to expect to return to pre-Vodafone transaction credit ratings in the 2018-2019 timeframe.

Transaction advisers for Verizon were LionTree Advisors; Guggenheim Partners; and Weil, Gotshal & Manges. AOL advisers were Allen & Company LLC and Wachtell, Lipton, Rosen & Katz.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with 108.6 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers worldwide. A Dow 30 company with more than $127 billion in 2014 revenues, Verizon employs a diverse workforce of 176,200. For more information, visit www.verizon.com/news/.

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Forward-Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology

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or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the inability to implement our business strategies.

Additional Information and Where to Find It

The tender offer for the outstanding shares of AOL Inc. (“AOL”) has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of AOL, nor is it a substitute for the tender offer materials that Verizon Communications Inc. (“Verizon”) and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, Verizon and its acquisition subsidiary will file tender offer materials on Schedule TO, and AOL will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of AOL are urged to read these documents when they become available because they will contain important information that holders of AOL securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of AOL at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free at Verizon’s website at www.verizon.com/about/investors or by contacting Verizon Investor Relations, Verizon Communications Inc., One Verizon Way, Basking Ridge, NJ 07920.

Media contacts:
Jim Gerace, Verizon	Bob Varettoni, Verizon
212-395-2355	908-559-6388
james.gerace@verizon.com	Robert.a.varettoni@verizon.com

Eoin Ryan, AOL 212-206-5025 eoin.ryan@teamaol.com